UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2006

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On October 24, 2006, O’Reilly Automotive, Inc. issued a press release announcing their 2006, third quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated October 24, 2006

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2006	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Senior Vice President of Finance
Chief Financial Officer
(principal financial officer)

Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee
Tom McFall
(417) 862-3333

________________________________________________________________________________________________

O’REILLY AUTOMOTIVE, INC. REPORTS RECORD

2006 THIRD QUARTER RESULTS

12.6% OPERATING MARGIN AND

13.5% INCREASE IN ADJUSTED EARNINGS PER SHARE

________________________________________________________________________________________________

Springfield, MO, October 24, 2006 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced record revenues and earnings for the third quarter of 2006, representing 52 quarters of record revenues and earnings for O’Reilly since becoming a public company in April 1993.

Product sales for the third quarter ended September 30, 2006, totaled $597 million, up 10.0% from $543 million for the same period a year ago. Gross profit for the third quarter of 2006 increased to $263 million (or 44.1% of product sales) from $236 million (or 43.5% of product sales) for the third quarter of 2005, representing an increase of 11.6%. Operating, Selling, General and Administrative (“OSG&A”) expenses increased to $188 million (or 31.5% of product sales) for the third quarter of 2006 from $168 million (or 31.0% of product sales) for the third quarter of 2005, representing an increase of 11.8%.

Net income for the three months ended September 30, 2006, totaled $47.9 million. Net income for the three months ended September 30, 2005, totaled $48.6 million, which includes a one-time benefit of $6.1 million from the favorable resolution of prior tax uncertainties. On an adjusted basis excluding the favorable tax benefit, net income increased $5.3 million to $47.9 million, up 12.4% from $42.6 million for the same period a year ago. Diluted earnings per common share for the third quarter of 2006 were even at $0.42 on 115.0 million shares compared to $0.42 for the third quarter of 2005 on 113.8 million shares, which includes the favorable tax benefit of $0.05. On an adjusted basis excluding the favorable tax benefit, diluted earnings per common share for the third quarter increased 13.5% to $0.42 from $0.37 in the third quarter of 2005.

Product sales for the first nine months of 2006 totaled $1.72 billion, up 12.7% from $1.53 billion for the same period a year ago. Gross profit for the first nine months of 2006 increased to $758 million (or 43.9% of product sales) from $661 million (or 43.2% of product sales) for the same period a year ago, representing an increase of 14.6%. OSG&A expenses increased to $539 million (or 31.3% of product sales) for the first nine months of 2006 from $472 million (or 30.8% of product sales) for the same period a year ago, representing an increase of 14.3%.

Net income for the first nine months of 2006 totaled $137.7 million. Net income for the nine months ended September 30, 2005, totaled $124.8 million, which includes a one-time benefit of $6.1 million from the favorable resolution of prior tax uncertainties. On an adjusted basis excluding the favorable tax benefit, net income increased $19.0 million to $137.7 million, up 16.0% from $118.7 million for the same period a year ago. Diluted earnings per common share for the first nine months of 2006 increased 9.1% to $1.20 on 114.9 million shares compared to $1.10 a year ago on 113.2 million shares, which includes the favorable tax benefit of $0.05. On an adjusted basis excluding the favorable tax benefit, diluted earnings per common share for the first nine months of 2006 increased 14.3% to $1.20 from $1.05 in the first nine months of 2005.

Comparable store product sales for stores open at least one year increased 3.6% for the third quarter and first nine months of 2006.

Greg Henslee, CEO and Co-President stated, “We are pleased with another successful quarter for Team O’Reilly particularly in light of the challenging macroeconomic environment in the aftermarket industry. Our team continues to focus on the basic fundamentals of providing the best customer service in our business to both our professional installer and do-it-yourself customer. We were able to maintain strong margins and post a respectable 3.6% comparable store sales growth despite the challenging conditions in the third quarter.”

“The quarter was highlighted by continued expansion with the addition of 41 new stores primarily in regions serviced by our newest distribution centers in Indianapolis and Atlanta,” stated Ted Wise, COO and Co-President. “We continue to find great markets for expansion and expect to add approximately another 44 stores in the fourth quarter.”

The Company will host a conference call Wednesday, October 25, 2006, at 10:00 a.m. central time to discuss its results, as well as future expectations. Interested parties may listen to the conference call live on the Company’s website, www.oreillyauto.com, by clicking “Investor Relations” then “News Room.” A replay will also be available on the website shortly after the call.

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. Whenever the Company uses such non-GAAP measures, it provides a reconciliation of such measures to the most closely applicable GAAP measure. The Company reports both GAAP and adjusted income and earnings per share amounts and comparisons to reflect what it believes are ongoing and/or comparable operating results excluding the one-time, non-cash tax benefit in the third quarter of 2005. The Company excludes this item in judging its performance and believes this non-GAAP information is useful to investors as well.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,596 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of September 30, 2006.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2005, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(Unaudited)	(Note)
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$40,823	$31,384
Accounts receivable, net	82,154	73,849
Amounts receivable from vendors, net	48,475	57,224
Inventory	816,661	726,390
Deferred income taxes	838	--
Other current assets	17,253	22,845
Total current assets	1,006,204	911,692

Property and equipment, at cost	1,162,664	992,899
Accumulated depreciation and amortization	316,000	274,533
Net property and equipment	846,664	718,366

Notes receivable, less current portion	31,033	29,062
Other assets, net	61,967	60,827
Total assets	$1,945,868	$1,719,947

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$341,375	$292,667
Accrued payroll	22,824	19,356
Accrued benefits and withholdings	42,611	49,794
Deferred income taxes	--	2,451
Other current liabilities	49,072	47,137
Current portion of long-term debt	307	75,313
Total current liabilities	456,189	486,718

Long-term debt, less current portion	100,548	25,461
Deferred income taxes	41,699	42,516
Other liabilities	31,353	19,483

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 113,641,241 at September 30, 2006, and
112,389,002 at December 31, 2005	1,136	1,124
Additional paid-in capital	392,890	360,325
Retained earnings	922,053	784,320
Total shareholders’ equity	1,316,079	1,145,769
Total liabilities and shareholders’ equity	$1,945,868	$1,719,947

Note: The balance sheet at December 31, 2005, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(In thousands, except per share data)

Product sales	$597,144	$542,906	$1,724,890	$1,530,354
Cost of goods sold, including warehouse and distribution expenses	333,818	306,990	967,208	869,299

Gross profit	263,326	235,916	757,682	661,055
Operating, selling, general and administrative expenses	188,242	168,331	539,396	471,762

Operating income	75,084	67,585	218,286	189,293
Other income (expense), net	272	(561)	(18)	(1,034)

Income before income taxes	75,356	67,024	218,268	188,259
Provision for income taxes	27,500	18,401	80,535	63,500

Net income	$47,856	$48,623	$137,733	$124,759

Net income per common share	$0.42	$0.43	$1.22	$1.12
Net income per common share-assuming dilution	$0.42	$0.42	$1.20	$1.10

Weighted-average common shares – basic	113,464	111,911	113,084	111,423
Adjusted weighted-average common shares outstanding – assuming dilution	115,026	113,830	114,949	113,164

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	September 30,
	2006	2005

Inventory turnover (1)	1.6	1.7
Inventory turnover, net of payables (2)	2.8	2.7

AP to inventory (3)	41.8%	40.2%
Debt-to-capital (4)	7.1%	8.4%
Return on equity (5)	14.8%	14.5%
Return on assets (6)	9.9%	9.5%

	Three Months Ended September 30,
	2006	2005
Other information (in thousands):
Capital expenditures	$55,431	$47,107
Depreciation and amortization	$16,547	$15,227
Interest expense	$929	$1,463
Lease and rental expense	$12,215	$11,504

Sales per weighted-average square foot (7)	$55.56	$56.34
Sales per weighted-average store (in thousands) (8)	$372	$375
Square footage (in thousands)	10,697	9,511

Store count:
New stores, net	41	33
Total stores	1,596	1,432

Total employment	22,091	19,629

(1)

Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)

Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)	Accounts payable divided by inventory.
(4)	The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.
(5)

Last 12 months net income divided by average shareholders’ equity. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)

Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)	Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.
(8)	Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited)

	Three months ended September 30,
	2006	2005
	GAAP Results	GAAP Results	Adjustment (1)	Adjusted
	(In thousands, except per share data)
Income before income taxes	$75,356	$67,024	$-	$67,024
Provision for income taxes	27,500	18,401	6,057	24,458

Net income	$47,856	$48,623	$(6,057)	$42,566

Net income per common share	$0.42	$0.43	$(0.05)	$0.38
Net income per common share – assuming dilution	$0.42	$0.42	$(0.05)	$0.37

Weighted-average common shares outstanding – basic	113,464	111,911	111,911	111,911
Adjusted weighted-average common shares outstanding – assuming dilution	115,026	113,830	113,830	113,830

	Nine months ended September 30,
	2006	2005
	GAAP Results	GAAP Results	Adjustment (1)	Adjusted
	(In thousands, except per share data)
Income before income taxes	$218,268	$188,259	$-	$188,259
Provision for income taxes	80,535	63,500	6,057	69,557

Net income	$137,733	$124,759	$(6,057)	$118,702

Net income per common share	$1.22	$1.12	$(0.05)	$1.07
Net income per common share – assuming dilution	$1.20	$1.10	$(0.05)	$1.05

Weighted-average common shares outstanding – basic	113,084	111,423	111,423	111,423
Adjusted weighted-average common shares outstanding – assuming dilution	114,949	113,164	113,164	113,164

(1) Third quarter 2005 income taxes include a benefit of $6.1 million resulting from the favorable resolution of prior tax uncertainties. Due to the one-time nature of the tax benefit, this adjustment is made to provide comparable results.